UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): April 3, 2019
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 3, 2019 (the “Closing Date”), Zovio Inc, a Delaware corporation (the “Company”), acquired TutorMe.com, Inc., a California corporation (“TutorMe”) pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”) entered into by the parties on the Closing Date. TutorMe is an online education platform that provides on-demand tutoring and online courses. Following the acquisition, TutorMe became a wholly-owned subsidiary of the Company.
Under the terms of the Merger Agreement, in exchange for all outstanding shares of TutorMe capital stock and other rights to acquire or receive capital stock of TutorMe, the Company (1) paid a total of approximately $2.79 million in cash, subject to certain purchase price adjustments, (2) issued a total of 309,852 shares of the Company’s common stock (“Company Common Stock”), par value $0.01 per share, and (3) assumed all issued and outstanding options of TutorMe (the “Assumed Options”), of which a total of 231,406 shares of Company Common Stock are underlying the Assumed Options that are subject to certain time-based vesting requirements and a total of 79,199 shares of Company Common Stock are underlying the Assumed Options that are subject to certain performance-based vesting requirements. In addition, as part of the transactions contemplated by the Merger Agreement, the Company (x) paid a total of approximately $1.05 million in cash to certain service providers of TutorMe as a transaction bonus and (y) issued a total of 293,621 performance based restricted stock units to certain continuing service providers of TutorMe pursuant to the Company’s 2009 Stock Incentive Plan (as amended) and a form restricted stock unit agreement.
A portion of the total cash merger consideration was retained by the Company as partial security for the indemnification obligations of the TutorMe shareholders under the Merger Agreement. The issuance of shares of Company Common Stock pursuant to the Merger Agreement has been made solely to accredited investors and thus in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Regulation D promulgated under the Securities Act (“Regulation D”) and the exemption from qualification under applicable state securities laws.
The Merger Agreement contains customary representations, warranties and covenants of TutorMe and the Company.
The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Merger Agreement, a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and the terms of which are incorporated herein by reference. The Merger Agreement is not intended to provide any other factual information about the Company, TutorMe or the other parties to the Merger Agreement. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company, TutorMe or the other parties to the Merger Agreement.
The Company’s name has recently been changed to Zovio Inc. A Form 8-K addressing the Company’s name change was filed April 2, 2019.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

The shares of Company Common Stock issued in the acquisition described in Item 1.01 are being issued pursuant to an exemption from registration provided by the Securities Act and Rule 501 of Regulation D.

Item 8.01 Other Events.

On April 4, 2019, the Company issued a press release announcing the acquisition of TutorMe. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 4, 2019

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2019		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel